LOAN AGREEMENT

January 19, 2016

Hampshire Avenue Sdn Bhd, (the “Lender”) of 156 Jalan Utama, 10450  Georgetown, P. Penang, Malaysia agrees to advance CAD$15,000 (the “Principal Sum”) to VGrab Communications Inc. (the “Borrower”) of 789 W. Pender Street, Unit 810, Vancouver, BC V6C 1H2. The funds will be advanced on January 19th, 2016 (the “Effective date”).

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 4% per year (the “Interest”) from January 19th, 2016.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Hampshire Avenue Sdn Bhd	VGrab Communications Inc.

Per:	Per:

/s/Lim Hun Beng	/s/ Jack P. Skurtys
Name: Lim Hun Beng	Name: Jack P. Skurtys
Position: Director	Position: CEO

PROMISSORY NOTE

Principal Amount: CAD$15,000	January 19th, 2016

For value received VGrab Communications Inc., (the “Borrower”) promises to pay on demand to the order of Hampshire Avenue Sdn Bhd (the “Lender”) the sum of $15,000 lawful money of Canada (the “Principal Sum”) together with interest on the Principal Sum from January 19th, 2016 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 4 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 4.0724% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

VGrab Communications Inc.

Per:

/s/ Jack P. Skurtys

Name: Jack P. Skurtys

Position:CEO